                                                                 EXHIBIT 25
___________________________________________________________________________

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              _________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                       _______________________________

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                       ________________________________

                         THE HUNTINGTON NATIONAL BANK
             (Exact name of trustee as specified in its charter)

                                                               31-0966785
(Jurisdiction of incorporation or organization              (I.R.S. Employer
         if not a U.S. national bank)                      Identification No.)

         41 South High Street
            Columbus, Ohio                                      43215
(Address of principal executive offices)                      (Zip Code)

                               Ralph K. Frasier
                               General Counsel
                         The Huntington National Bank
                           41 S. High Street-HC3412
                             Columbus, Ohio 43215
                             Tel: (614) 480-4647
          (Name, address and telephone number of agent for service)
                       ________________________________

                         WENDY'S INTERNATIONAL, INC.
             (Exact name of obligor as specified in its charter)

             Ohio                                               31-0785108
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

      4288 W. Dublin-Granville Road
              Dublin, Ohio                                         43017
(Address of principal executive offices)                         (Zip Code)

                       ________________________________

                         Wendy's International, Inc.
                               Debt Securities
                     (Title of the indenture securities)


___________________________________________________________________________

                                   GENERAL

Pursuant to General Instruction B of the Form T-1, the applicant is providing responses to only Items 1, 2 and 16 of Form T-1 since the obligor is not in default.

Item 1. General information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Office of the Comptroller of Currency, Central District, One Financial Plaza, 440 South LaSalle, Suite 2700, Chicago, Illinois 60605.

                Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of Cleveland, District No. 4, 1455 East Sixth Street, Cleveland, Ohio 44114.

                Federal Deposit Insurance Corporation, Chicago Region, 30 South Wacker Drive, Chicago, Illinois 60505.

        (b)     Whether it is authorized to exercise corporate trust powers.

                Yes.

Item 2. Affiliations with the obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect (see Item 16, Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-80090, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Item 16, Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-80090, which is incorporated by reference).

     3. A copy of the authorization of the Trustee to exercise corporate trust powers (see Item 16, Exhibit 3 to Form T-1 filed in connection with Registra-tion Statement No. 33-80090, which is incorporated by reference).

     4. A copy of the existing ByLaws of the Trustee (see Item 16, Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-80090, which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Item 16, Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-80090, which is incorporated by reference).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Huntington National Bank, a national association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus and State of Ohio, on the 22nd day of December, 1994.

                                  THE HUNTINGTON NATIONAL BANK


                                  By /s/ Donna L. Shutek
                                     ________________________
                                     Donna L. Shutek
                                     Trust Officer

                            EXHIBIT 7 TO FORM T-1

                             REPORT OF CONDITION
                          CONSOLIDATING DOMESTIC AND
                           FOREIGN SUBSIDIARIES OF

                         THE HUNTINGTON NATIONAL BANK

of Columbus in the state of Ohio, at the close of business on September 30, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.
Charter Number 7745
                                  Comptroller of the Currency Central District
Statement of Resources and Liabilities

                                                                     THOUSANDS
                                                                     OF DOLLARS
                             ASSETS

Cash and balances due from
 depository institutions:
  Noninterest-bearing balances
   and currency and coin . . . . . . . . . . . . . . . . . . . . .  $   605,210
  Interest-bearing balances  . . . . . . . . . . . . . . . . . . .          250
Securities:
  Held-to-maturity securities  . . . . . . . . . . . . . . . . . .      126,592
  Available-for-sale securities  . . . . . . . . . . . . . . . . .    1,399,177
Federal funds sold and securities purchased under
 agreements to resell in domestic offices of the bank
 and of its Edge and Agreement subsidiaries,
 and in IBFs:
 Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . .      498,610
 Securities purchased under agreements to resell . . . . . . . . .      196,710
Loans and lease financing receivables:
  Loans and leases,
   net of unearned income  . . . . . . . . . . . . . . . 8,128,682
  LESS: Allowance for
   loan and lease losses . . . . . . . . . . . . . . . . . 154,778
  Loans and leases, net of unearned
   income, allowance, and reserve  . . . . . . . . . . . . . . . .    7,973,904
Assets held in trading accounts  . . . . . . . . . . . . . . . . .        5,423
Premises and fixed assets
 (including capitalized leases)  . . . . . . . . . . . . . . . . .      187,240
Other real estate owned  . . . . . . . . . . . . . . . . . . . . .       48,800
Customers' liability to this bank on
 acceptances outstanding . . . . . . . . . . . . . . . . . . . . .       65,130
Intangible assets  . . . . . . . . . . . . . . . . . . . . . . . .       49,133
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . .      277,081
                                                                    -----------
        TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . .  $11,433,260
                                                                    ===========


[CAPTION]                     LIABILITIES


Deposits:
 In domestic offices ...........................................     $ 6,781,764
  Noninterest-bearing ................................ 1,444,148
  Interest-bearing ................................... 5,337,616
 In foreign offices, Edge and Agreement
  subsidiaries, and IBFs ........................................        525,640
  Interest-bearing .............................................         525,640
Federal funds purchased and securities sold under
 agreements to repurchase in domestic offices of the
 bank and of its Edge and Agreement subsidiaries,
 and in IBFs:
 Federal funds purchased ......................................          363,585
 Securities sold under agreements
   to repurchase ..............................................          536,642
Other borrowed money:
 With original maturity of one year or less ...................        1,323,008
 With original maturity of more than one year .................          574,531
Mortgage indebtedness and obligations
 under capitalized leases .....................................            2,169
Bank's liability on acceptances
 executed and outstanding .....................................           65,130
Subordinated notes and debentures .............................          249,145
Other liabilities .............................................          147,641
                                                                     -----------
     TOTAL LIABILITIES ........................................      $10,569,255
                                                                     ===========
                         EQUITY CAPITAL
Common stock ..................................................           40,000
Surplus .......................................................          155,571
Undivided profits and capital reserves ........................          682,858
Net unrealized holding gains (losses)
 on available-for-sale securities .............................          (14,424)
                                                                     -----------
  TOTAL EQUITY CAPITAL ........................................          864,005
                                                                     -----------
  TOTAL LIABILITIES, LIMITED-LIFE
    PREFERRED STOCK AND
    EQUITY CAPITAL ............................................      $11,433,260
                                                                     ===========

 I, Gregg A. Christenson, Senior Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                          Gregg A. Christenson
                                                               October 27,1994

 We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                             W. Lee Hoskins                          Directors
                             Peter H. Edwards
                             Rodney Wasserstrom